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                                                                      EX-99.m.2a
                                SCHEDULE "A"*

Series subject to the Distribution Plan relating to the following class of shares of The Brinson Funds:

                                    Series
                                    ------

                        Brinson Global Fund - Class N
                     Brinson Global Equity Fund - Class N
                   Brinson Global Technology Fund - Class N
                    Brinson Global Biotech Fund - Class N
                      Brinson Global Bond Fund - Class N
                     Brinson U.S. Balanced Fund - Class N
                      Brinson U.S. Equity Fund - Class N
                   Brinson U.S. Value Equity Fund - Class N
                 Brinson U.S. Large Cap Equity Fund - Class N
                 Brinson U.S. Large Cap Growth Fund - Class N
                 Brinson U.S. Small Cap Equity Fund - Class N
                 Brinson U.S. Small Cap Growth Fund - Class N
                Brinson U.S. Real Estate Equity Fund - Class N
                       Brinson U.S. Bond Fund - Class N
                      Brinson High Yield Fund - Class N
                 Brinson Emerging Markets Debt Fund - Class N
                Brinson Global (Ex-U.S.) Equity Fund - Class N
                Brinson Emerging Markets Equity Fund - Class N

Date: April 28, 2000








*As approved 5/19/97, revised 11/24/97, revised 8/24/98, revised 4/28/00.